UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 400, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On January 29, 2013, the Board of Directors of Huttig Building Products, Inc. (the “Company”), upon recommendation of the Management Organization & Compensation Committee, approved the grant of shares of restricted stock to the Company’s named executive officers, as set forth in the table below.

Executive Officer	# of Restricted Shares Granted
Jon P. Vrabely – President and Chief Executive Officer	133,000
Philip W. Keipp – Vice President and Chief Financial Officer	70,000
Gregory W. Gurley – Vice President, Product Management and Marketing	45,000

The restricted shares were granted under the Company’s 2005 Executive Incentive Compensation Plan—Third Amendment and Restatement Effective February 21, 2012. The restricted shares vest over three years, assuming continued employment, with one-third of the shares vesting on each of the first three anniversaries of the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc.
(Registrant)

Date: January 31, 2013	/s/ Jon P. Vrabely
Jon P. Vrabely
President and Chief Executive Officer